As filed with the Securities and Exchange Commission on May 26, 2026
Registration No. 333-277167
Registration No. 333-277168

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________________________________________________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT NO. 333-277167

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT NO. 333-277168

UNDER
THE SECURITIES ACT OF 1933
  ____________________________________________________________________________________________________________________
Elme Communities
(formerly known as Washington Real Estate Investment Trust)
(Exact name of registrant as specified in its charter)
  ____________________________________________________________________________________________________________________

Maryland	53-0261100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(202) 774-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
  ____________________________________________________________________________________________________________________

W. Drew Hammond
7550 WISCONSIN AVE
SUITE 900
BETHESDA, MD 20814
(202) 774-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ____________________________________________________________________________________________________________________
The Commission is requested to send copies of all communications to:

PAUL D. MANCA, ESQ.
ELIZABETH L. BANKS, ESQ.
HOGAN LOVELLS US LLP
555 THIRTEENTH STREET, NW
WASHINGTON, D.C. 20004
(202) 637-5821
  ____________________________________________________________________________________________________________________
Approximate date of commencement of proposed sale to the public: Not applicable
  ____________________________________________________________________________________________________________________

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
  ____________________________________________________________________________________________________________________

EXPLANATORY NOTE:
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the Registration Statements on Form S-3ASR (No. 333-277167 and No. 333-277168) (the “Registration Statements”), initially filed by Elme Communities, a Maryland real estate investment trust (the “Company”), with the Securities and Exchange Commission, each on February 20, 2024, pertaining to the registration of the Company’s common shares of beneficial interest, preferred shares of beneficial interest, depositary shares, common share warrants and rights and debt securities pursuant to Registration Statement on Form S-3ASR (No. 333-277167) and the resale of up to 12,124 common shares of beneficial interest of the Company pursuant to Registration Statement on Form S-3ASR (No. 333-277168) (collectively, the “securities”).
The offerings contemplated by these Registration Statements are being terminated in connection with of the Plan of Sale and Liquidation of the Company approved by the shareholders of the Company on October 30, 2025. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Company is removing from registration, by means of post-effective amendment to each of the Registration Statements (the “Post-Effective Amendment”), any securities registered under Registration Statements which remain unsold at the termination of the offerings.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, MD, on May 26, 2026.

ELME COMMUNITIES
By: /s/ Paul T. McDermott
Name: Paul T. McDermott
Title: President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.